UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
__________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

___________
Date of Report (Date of earliest event reported):
December 3, 2010 (November 29, 2010)
__________
MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 910

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 29, 2010, the Compensation Committee of the Board of Directors of Magnum Hunter Resources Corporation (the "Company") approved a grant of 195,074 restricted shares (the “Restricted Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), to Gary C. Evans, the Company’s Chairman and Chief Executive Officer, pursuant to the terms of the Company’s Amended and Restated Stock Incentive Plan (the “Plan”) and a form of award agreement for grants of restricted stock (the “Restricted Stock Agreement”).  The Restricted Shares are subject to certain vesting and payment provisions.  Generally, one-third of the Restricted Shares will vest on each of the first three anniversaries of the grant date if Mr. Evans is employed by the Company on the applicable date, provided that if Mr. Evans’ employment with the Company is terminated on account of death, disability or by the Company without cause, any remaining vesting conditions at such time will be deemed satisfied.

The foregoing description of the Restricted Shares does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan and the form of Restricted Stock Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated into this report by reference.

On November 29, 2010, the Compensation Committee also approved the grant of a stock appreciation right (“SARs”) on 3,083,332 shares of Common Stock to Mr. Evans pursuant to the terms of the Plan and a form of award agreement for grants of stock appreciation rights (the “SARs Award Agreement”).  The SARs represent the right to receive a number of shares of Common Stock determined by dividing (i) the total number of shares of Common Stock subject to the SARs being exercised by Mr. Evans, multiplied by the amount by which the fair market value of the Common Stock on the exercise date exceeds the base price of the SARs, by (ii) the fair market value of the Common Stock on the exercise date; provided that fractional shares will not be issued and will instead be paid in cash.  The SARs will be settled by the issuance of shares of Common Stock or, in the sole discretion of the Compensation Committee, in cash or a combination of cash and shares of Common Stock.

These SARs are performance leased and are subject to certain specific stock price performance measures and certain specific reserve growth performance achievements over five-year period following the grant date. The SARs that become vested are exercisable for five years after the grant date and have a base price of $6.09 per share, which was the fair market value of the Common Stock on the grant date, as determined under the Plan.

The foregoing description of the SARs does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan and the form of SARs Award Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated into this report by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan

10.2	Form of Restricted Stock Award Agreement under Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan.

10.3	Form of Stock Appreciation Right Agreement under Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: December 3, 2010	/s/ Ronald D. Ormand
Ronald D. Ormand,
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan

10.2	Form of Restricted Stock Award Agreement under Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan.

10.3	Form Stock Appreciation Right Agreement under Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan.